Exhibit 10.2

ZKH Group Limited

Amended and Restated

2022 STOCK INCENTIVE PLAN

(Adopted on April 29, 2022, as amended by the board of directors on March 5, 2023 and adopted by a special resolution on March 14, 2023, effective upon the completion of the Company’s IPO)

1.           Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2.            Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a)         “Administrator” means a committee of one or more members of the Board to whom the Board shall delegate the authority to grant or amend Awards to Grantees. In the event the Company has established a compensation committee, the Administrator shall be such committee.

(b)         “Affiliate” means (a) with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person; and (b) in the case of an individual, shall include his/her parents, spouse, children (and their spouses, if any), siblings (and their spouses, if any), and other immediate family members, or any Person Controlled by any of the aforesaid individuals.

(c)         “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable laws, regulations, rules, federal securities laws, state corporate and securities laws, the rules of any applicable stock exchange or national market system, the U.S. Code, and the laws, regulations, orders or rules of any jurisdiction applicable to the Awards granted to residents therein or the Grantees receiving such Awards.

(d)         “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e)         “Award” means the grant of an Option, Restricted Share or other right or benefit under the Plan.

(f)          “Award Agreement” means the written agreement evidencing the grant of an Award, executed by the Company and the Grantee, including any amendments thereto.

(g)         “Board” means the Board of Directors of the Company.

(h)         “Cause” means, with respect to the termination of the Grantee’s Continuous Service by or with the Company or the Related Entity to which the Grantee provides service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement or such definition, is based on, in the determination of the Administrator, the Grantee’s: (i) negligence in performing, or refusal to perform, any major duties to the Company or any Related Entity (as stated in the agreement between the Grantee and the Company or any Related Entity, or reasonably assigned by the Company or such Related Entity based on the Grantee’s position), or material violation of any code of conduct, rules, regulations, or policies of the Company or any Related Entity, (ii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity (economical or reputational), (iii) dishonesty or commitment in an act of theft, embezzlement, fraud, or a breach of trust, (iv) any intentional misconduct or material breach of any labor contract (employment agreement), non-disclosure obligation, non-competition obligation, non-solicitation obligation or other agreement between the Grantee and the Company or any Related Entity, (v) breach of a fiduciary duty, or commission of a crime (other than minor traffic violations or similar offenses), (vi) material violation of any Applicable Laws or securities laws, or (vii) any intentional act in a manner detrimental to the reputation, business operation, assets, or market image of the Company or any Related Entity.

(i)         “Change in Control” means (as determined by the Administrator acting reasonably) a change in ownership or control of the Company effected through the direct or indirect acquisition by any Person or related group of Persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by an Affiliate of the Company) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the Directors who are not Affiliates or associates of the offeror do not recommend such shareholders accept.

(j)          “Committee” means any committee appointed by the Board to administer the Plan, including the compensation committee.

(k)         “Company” means ZKH Group Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands or any successor corporation that adopts the Plan in connection with a Corporate Transaction.

(l)          “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as an Employee or Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(m)        “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of an Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(n)        “Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person.

(o)         “Corporate Transaction” means (as determined by the Administrator acting reasonably) any of the following transactions:

(i)          a merger, amalgamation, consolidation or other business combination of the Company with or into any Person, in which the Company is not the surviving entity, or any other transaction or series of transactions, as a result of which the shareholders of the Company immediately prior to such transaction or series of transactions will cease to own a majority of the voting power of the surviving entity immediately after consummation of such transaction or series of transactions, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)        the sale, transfer, exclusive license or other disposition of all or substantially all of the assets of the Company and its Subsidiaries and Affiliates;

(iii)        the complete liquidation or dissolution of the Company;

(iv)        any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Ordinary Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a Person or Persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v)         acquisition in a single or series of related transactions by any Person or related group of Persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(p)         “Director” means a member of the Board or the board of directors of any Related Entity.

(q)         “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(r)          “Trade Sale” means a Trade Sale of the Company as defined in the Shareholders Agreement and/or the M&A of the Company, or in the absence of such then-effective document or such definition, means the Corporate Transaction.

(s)         “Employee” means any person, including a Director, who is in the employment of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a Director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company or the Related Entity.

(t)          “Fair Market Value” means, as of any date, the value of Ordinary Shares determined as follows:

(i)           If the Ordinary Shares are traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)          If the Ordinary Shares are traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution as reported in The Wall Street Journal or such other source as the Administrator deems reliable; and

(iii)        In the absence of an established market for the Ordinary Shares of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith by reference to: (1) the audited and consolidated financial statements of the Company, or (2) the value of the Company determined by an independent appraiser chosen by the Administrator, or (3) the placing price in the Company’s latest round of equity financing (if applicable), and the development of the business operation of the Company and the market conditions since such financing, or otherwise determined by the Administrator, and not inconsistent with the Applicable Laws.

The method of valuation of securities subject to restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in sub-clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Administrator, or by a liquidator if one is appointed.

(u)         “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(v)         “IPO” shall mean the Company’s first firm commitment underwritten public offering of any of its securities (or the securities of a successor corporation) to the general public pursuant to (a) a registration statement filed under the Securities Act of 1933, as amended, or (b) the securities laws applicable to an offering of securities in another jurisdiction pursuant to which such securities will be listed on an internationally recognized securities exchange.

(w)      “Incentive Stock Option” shall mean a stock option granted pursuant to the Plan that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the U.S. Code.

(x)          “M&A” means the currently effective memorandum and articles of association of the Company, as amended from time to time.

(y)         “Ordinary Share” means the Company’s ordinary shares of a par value of US$0.0000001 each.

(z)       “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan. Options granted to employees who are U.S. taxpayers may either qualify as Incentive Stock Options or as options that do not qualify as Incentive Stock Options.

(aa)       “Parent” means any company (other than the Company) in an unbroken chain of companies ending with the Company, if each of the companies (other than the Company) owns or Controls stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain. A company that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(bb)       “Person” means any individual, corporation, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, enterprise, institution, public benefit corporation, entity or governmental or regulatory authority or other entity of any kind or nature.

(cc)       “Plan” means this Amended and Restated 2022 Stock Incentive Plan.

(dd)      “Registration Date” means the first to occur of (i) the closing of the IPO; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or prior to the date of consummation of such Corporate Transaction.

(ee)       “Related Entity” means any Parent or Subsidiary or Affiliate of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary or an Affiliate of the Company holds a substantial ownership interest, directly or indirectly.

(ff)         “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable share or stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(gg)      “Restricted Share” means a Share issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(hh)       “Share” means an Ordinary Share of the Company.

(ii)         “Spin-off Transaction” means a distribution by the Company to its shareholders of all or any portion of the securities of any Subsidiary of the Company.

(jj)         “Shareholders Agreement” means the Shareholders’ Agreement of the Company dated February 24, 2022 by and among the Company, the shareholders of the Company, and certain other parties named therein (as amended, restated and supplemented from time to time).

(kk)       “Subsidiary” means with respect to a specific entity, (i) any entity (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interests in whose profits or capital, are owned or Controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity; (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with U.S. GAAP; or (iii) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary.

(ll)         “U.S. Code” means the U.S. Internal Revenue Code of 1986, as amended.

3.             Shares Subject to the Plan.

(a)         The Shares to be delivered pursuant to the Awards under this Plan may be delivered by means of the Company’s issuance of authorized, but unissued, Ordinary Shares, or by the Company’s transfer of Ordinary Shares which are held by the Company as treasury shares. Subject to the provisions of Section 11 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is 512,273,667 Shares.

(b)         Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company pursuant to the Award Agreements, such Shares shall become available for future grant under the Plan. To the extent not prohibited by the Applicable Laws and the listing requirements of the applicable stock exchange or national market system on which the Ordinary Shares are traded, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

4.             Administration of the Plan.

(a)           Plan Administrator.

(i)         Administration. The Plan shall be administered by the Administrator.

(ii)       Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws and approved by the Administrator.

(b)           Powers of the Administrator. Subject to Applicable Laws, the provisions of the Plan (including any other powers given to the Administrator hereunder) and the rights of the Directors under Section 9.1(xix) of the Shareholders Agreement, and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)          to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii)         to determine whether and to what extent Awards are granted hereunder;

(iii)        to determine the type or the number of Awards to be granted, the number of Shares or the amount of consideration to be covered by each Award granted hereunder;

(iv)        to approve forms of Award Agreements for use under the Plan, to amend terms of the Award Agreements;

(v)         to determine or alter the terms and conditions of any Award granted hereunder (including without limitation the vesting schedule and exercise price set forth in the Notice of Stock Option Award and the Award Agreements);

(vi)       to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award in material aspects shall not be made without the Grantee’s written consent;

(vii)       to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan; and

(viii)      to require the Grantee to provide representation or evidence that any currency used to pay the exercise price of any Award was legally acquired and taken out of the jurisdiction in which the Grantee resides in accordance with the Applicable Laws.

(ix)        to take such other action, not inconsistent with the terms of the Plan and the Applicable Laws, as the Administrator deems appropriate.

(c)           Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or Employees of the Company or a Related Entity, members of the Board and any Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by the Applicable Laws and in the manner approved by the Administrator, on an after-tax basis, against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such Person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such Person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5.             Eligibility. Awards may be granted to Employees, Directors and Consultants. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards.

6.             Terms and Conditions of Awards.

(a)           Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, sales or bonuses of Restricted Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b)           Designation of Award. Each Award shall be designated in the Award Agreement.

(c)           Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. Each Award shall be subject to the terms of an Award Agreement approved by the Administrator. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total shareholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d)          Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, share purchase, asset purchase or other form of transaction.

(e)           Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award (other than an Award held by a U.S. taxpayer), satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f)            Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g)           Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award, subject to compliance with the Applicable Laws and approval by the Administrator. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(h)          Term of Award. The term of each Award shall be the term stated in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award. (In the case of an Incentive Stock Option granted to an U.S. taxpayer who, at the time the Incentive Stock Option is granted, owns (or, pursuant to Section 424(d) of the U.S. Code, is deemed to own) stock representing more than 10% of the total combined voting power of all classes of shares of the Company or any Subsidiary or Affiliate, the term of the Incentive Stock Option will not be longer than ten years from the date of grant).

(i)            Transferability of Awards. Subject to the Applicable Laws, Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, only to the extent and in the manner approved by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(j)            Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

7.             Award Exercise or Purchase Price, Consideration and Taxes.

(a)            Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be determined by the Administrator. (In the case of Options granted to U.S. taxpayers, shall not be less than 100% of the Fair Market Value of a Share as of the date of grant. In addition, in the case of an Incentive Stock Option granted to an U.S. taxpayer, who, at the time the Incentive Stock Option is granted, owns (or, pursuant to Section 424(d) of the U.S. Code, is deemed to own) Shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any Subsidiary or Affiliate, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.)

Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b)           Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i)          cash;

(ii)         check;

(iii)       if the exercise or purchase occurs on or after the Registration Date, or as otherwise permitted by the Administrator, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv)        with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(v)         any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c)           Taxes. No Shares shall be delivered under the Plan to any Grantee or other Person until such Grantee or other Person has made arrangements acceptable to the Administrator for the satisfaction of any income and employment tax withholding obligations under any Applicable Laws. The Grantee shall be responsible for all taxes associated with the receipt, vest, exercise, transfer and disposal of the Awards and the Shares. Upon exercise of an Award, the Company and/or the Related Entity which is an employer of the Grantee shall have the right to withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

8.             Exercise of Award.

(a)           Procedure for Exercise; Rights as a Shareholder.

(i)          Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii)          An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the Person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b)           Exercise of Award Following Termination of Continuous Service.

(i)           An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii)        Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(c)           No Exercise in Violation of Applicable Laws.

Notwithstanding the foregoing, regardless of whether an Award has otherwise become exercisable, the Award shall not be exercised if the Administrator (in its sole discretion) determines that an exercise would violate any Applicable Laws. For the avoidance of doubt, the Grantee shall comply with all foreign exchange control requirements under the applicable PRC laws in connection with exercise of an Award (including, but not limited to, completion of any foreign exchange registration for exercise of an Award and/or holding any Shares issuable upon exercise of an Award).

(d)           Restrictions on Exercise.

Notwithstanding the foregoing, regardless of whether an Award has become vested and exercisable, the Administrator may determine that the Award shall not be exercised before the consummation of (i) an IPO of the Company, or (ii) a Corporate Transaction or a Change in Control, except as permitted by the applicable Award Agreement.

9.             Conditions Upon Issuance of Shares.

(a)            Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, the M&A and the relevant Award Agreement, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)            As a condition to the exercise of an Award, the Company may require the Person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

(c)           As a condition to the exercise of an Award, the applicable Award Agreement may require the Grantee to grant a power of attorney to the Board or any Person designated by the Board to exercise the voting rights with respect to the Shares and the Company may require the Person exercising such Award to acknowledge and agree to be bound by the provisions of the currently effective M&A, the Shareholders Agreements and other documents of the Company in relation to the Shares (if any), as if the Grantee is a holder of Ordinary Shares thereunder.

10.            Termination. Upon termination of the Grantee’s Continuous Service for any reason, all unvested Awards shall be terminated immediately without further effect and the effect and exercisability of the vested Awards shall be subject to the relevant provisions of the Award Agreements.

11.            Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Ordinary Shares including a corporate merger, consolidation, acquisition of property or equity, separation (including a spin-off or other distribution of shares or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award. In the event of a Spin-off Transaction, the Administrator may in its discretion make such adjustments and take such other action as it deems appropriate with respect to outstanding Awards under the Plan, including but not limited to: (i) adjustments to the number and kind of Shares, the exercise or purchase price per Share and the vesting periods of outstanding Awards, (ii) prohibit the exercise of Awards during certain periods of time prior to the consummation of the Spin-off Transaction, or (iii) the substitution, exchange or grant of Awards to purchase securities of the Subsidiary; provided that the Administrator shall not be obligated to make any such adjustments or take any such action hereunder.

12.           Corporate Transactions and Changes in Control.

(a)           Acceleration of Award Upon Corporate Transaction or Change in Control.

(i)            Corporate Transaction. Except as provided otherwise in an individual Award Agreement or in any other written agreement between the Company and a Grantee, in the event of a Corporate Transaction (other than a Corporate Transaction which also is a Change in Control), each Award can be Assumed or Replaced immediately prior to the specified effective date of such Corporate Transaction, for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date. The portion of the Award that is not Assumed or Replaced shall terminate under subsection (b) of this Section to the extent not exercised prior to the consummation of such Corporate Transaction.

(ii)            Change in Control. Except as provided otherwise in an individual Award Agreement or in any other written agreement between the Company and a Grantee, in the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Award which is at the time outstanding under the Plan shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such Award, immediately prior to the specified effective date of such Change in Control, provided that the Grantee’s Continuous Service has not terminated prior to such date.

(b)           Termination of Award to the Extent Not Assumed and Replaced in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate, provided however that, all such Awards shall not terminate to the extent they are Assumed or Replaced in connection with the Corporate Transaction.

(c)           Other Mechanisms. Except as provided otherwise in an individual Award Agreement or in any other written agreement between the Company and a Grantee, and subject to Applicable Laws, in the event of a Corporate Transaction or a Change in Control, the Administrator may provide for other mechanisms, such as (1) termination and payment of any Awards in cash based on the value of the Shares on the date of the Corporate Transaction or the Change in Control (as the case may be), or (2) allowing any Grantee the right to exercise any outstanding Awards during a specified period of time determined by the Administrator.

13.           Effective Date and Term of Plan. This Plan shall become effective upon the approval by the Board and/or shareholders of the Company, as applicable, in accordance with the currently effective M&A, the Shareholders Agreements and other documents of the Company. The Plan shall continue in effect for a term of ten (10) years after the date of adoption, unless early terminated. Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

14.           Amendment, Suspension or Termination of the Plan.

(a)           The Board may at any time amend (including extend the term of the Plan), suspend or terminate the Plan; provided, however, that no such amendment, suspension or termination shall be made without the approval of the Company’s shareholders to the extent such approval is required by Applicable Laws or if such amendment would change any of the provisions of Section 4(b)(vi) or this Section 14(a). In the event that the Company seeks its shareholders’ approval with respect to any amendment of the Plan, holders of the Company’s Class B ordinary shares of a par value of US$0.0000001 each shall abstain from voting.

(b)           No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)            Unless otherwise determined by the Administrator in good faith, the suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not materially adversely affect any rights under Awards already granted to a Grantee.

15.           Reservation of Shares.

(a)           The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)           The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.           No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

17.           No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

18.           Vesting Schedule. The Awards to be issued to any Grantee under the Plan shall be subject to the vesting schedule as specified in the Award Agreement of such Grantee. The Administrator shall have the right to adjust the vesting schedule of the Awards granted to the Grantees.

19.           Trade Sales. Except as provided in the applicable Award Agreement, in the event of a Trade Sale, the Grantees who hold any Shares upon exercise of the Award shall sell, transfer, convey or assign all of their Shares pursuant to, and so as to give effect to, the Trade Sale, and each of such Grantees shall grant to the Board or a Person designated by the Board, a power of attorney to transfer, sell, convey and assign his/her Shares and to do and carry out all acts and to execute all documents that are necessary or advisable to complete the Trade Sale.

20.           IPO. In the case of an IPO, the Grantees shall enter into any agreements with any underwriter, coordinator, bankers or sponsor elected by the Company for the purpose of the IPO, and each of such Grantees shall grant to the Administrator or a Person designated by the Administrator, a power of attorney to enter into any agreements with any underwriter, coordinator, bankers or sponsor elected by the Company and to do and carry out all the acts and to execute all the documents that are necessary or advisable to complete the IPO.

21.           Unfunded Obligation. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

22.           Entire Plan. This Plan, the individual Award Agreements and notices of issuance of the Awards, together with all the exhibits hereto and thereto, constitute and contain the entire stock incentive plan and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, memorandum, duties or obligations between the parties respecting the subject matter hereof.

23.           Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.